Exhibit 11

                          COMPAQ COMPUTER CORPORATION

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                  Primary earnings      Fully diluted earnings
                                      per share                per share

                               Six months Three months  Six months Three months
                                  ended      ended         ended      ended
                                 June 30    June 30       June 30    June 30
                                --------   --------      --------   --------
                                   (in millions, except per share amounts)

                                                     1996
                                                     ----
Shares:
 Weighted average number of
  shares outstanding               268.2      268.7         268.2      268.7
 Incremental shares attributed
  to outstanding options             8.2        8.0           8.8        8.4
                                --------   --------      --------   --------
                                   276.4      276.7         277.0      277.1
                                ========   ========      ========   ========


Earnings:
 Net income                     $    501   $    267      $    501   $    267
                                ========   ========      ========   ========


Earnings per common and common
 equivalent share               $   1.81   $   0.97      $   1.81   $   0.96
                                ========   ========      ========   ========




                                                     1995
                                                     ----
Shares:
 Weighted average number of
  shares outstanding               262.1      262.8         262.1      262.8
 Incremental shares attributed
  to outstanding options             9.5        9.4          10.7       10.3
                                --------   --------      --------   --------
                                   271.6      272.2         272.8      273.1
                                ========   ========      ========   ========


Earnings:
 Net income                     $    462   $    246      $    462   $    246
                                ========   ========      ========   ========


Earnings per common and common
 equivalent share               $   1.70   $   0.90      $   1.69   $   0.90
                                ========   ========      ========   ========